CREDIT FACILITY AGREEMENT

THIS CREDIT FACILITY AGREEMENT (the "Agreement"), is made and entered into and effective as of September 19, 2006, by and between Welund Fund, Inc., a Nevada corporation ("Welund") and Solar Power, Inc., a California corporation ("SPI").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Purpose.

Welund and SPI are parties to a certain Agreement and Plan of Merger dated as of August 23, 2006, by and among Welund, SPI and Welund Acquisition Corp. (the “Merger Sub”), a Nevada corporation and wholly owned subsidiary of Welund (the “Merger Agreement”). Pursuant to the Merger Agreement, the parties contemplate that SPI will merge into the Merger Sub with SPI as the surviving entity (the “Merger”). Welund is conducting a private placement offering in the aggregate amount of $16,000,000 in order to raise working capital to be used by SPI upon the consummation of the Merger. SPI is currently in need of working capital. Welund desires to provide working capital to SPI and SPI desires to draw upon the Welund commitment to provide a revolving line of credit for up to an aggregate of Two Million Dollars ($2,000,000) for such purposes, pursuant to the terms and conditions of this Agreement

2.   Definitions.

The following terms shall have the meanings ascribed to them for purposes of this Agreement, the Exhibits, Attachments and Schedules thereto, unless otherwise specifically defined in such Exhibits, Attachments and Schedules.

“Advances” means the aggregate of funds made under the Revolving Loan Commitment to SPI during the term of this Agreement, including all accrued and unpaid interest.

“Applicable Rate” means, with respect to any Advance, as the case may be, the interest rate of eight percent (8%) simple interest per annum charged by Welund.

“Commitments” means the Revolving Loan Commitments under this Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default, as defined in the Security Agreement attached to this Agreement.

“Event of Default” has the meaning assigned to such term in the Security Agreement attached hereto.

“Loan Documents” means, collectively, this Agreement, the Security Documents, Security Agreement, and other schedules, exhibits and attachments hereto.

“Maturity Date” means March 31, 2007, unless this Agreement is extended, as provided herein, in which case the Maturity Date shall be the date of termination of any extension.

“Notes” means, collectively, the Promissory Notes substantially in the form attached as Exhibit A hereto, and made by SPI to Welund in connection with each Advance.

“Person” means any natural person, corporation, trust, foundation, limited liability corporation, limited liability partnership, association, limited partnership, general partnership, or other entity, and their respective successors or assigns.

“Revolving Loan Availability Period” means the period from and including the Effective Date to and including February 28, 2007, unless extended by Welund, in its sole discretion, for additional terms.

“Revolving Loan Commitment” means the commitment of Welund to make one or more Revolving Loans hereunder during the Revolving Loan Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Revolving Loans to be made by Welund which shall be outstanding at any one time hereunder. The aggregate amount of the Revolving Loan Commitment is $2,000,000.

“Revolving Loans” means the revolving loans made by Welund to the SPI pursuant to Section 3.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit B between SPI, as the same shall be modified and supplemented and in effect from time to time.

“Security Documents” means, collectively, the Security Agreement, all California Commercial Code financing statements (Form UCC-1) and all other filings required by the Security Agreement to be filed with respect to the security interests in real property, personal property and fixtures created pursuant to the Security Agreement.

3.    Credit Facility. Advances and reports shall be governed by this Section 3.

(a)    The Commitments. Subject to the terms and conditions set forth herein, Welund agrees to make one or more Revolving Loans to the SPI during the Revolving Loan Availability Period up to the Revolving Loan Commitment subject to the terms and conditions set forth herein.

(b)    Notice by SPI. To request an Advance (other than any Advance on the date hereof or prior to the date hereof), SPI shall notify Welund of such request at least one (1) Business Day before the date of the proposed Advance. Each such request shall be irrevocable and shall be in a form approved by Welund and signed by the SPI.

(c) Content of Advance Requests. Each telephonic and written request for an Advance shall specify the following information:

(i)    the aggregate amount of such requested Advance;

(ii)   the date of such requested Advance to be deposited into SPI’s account, which shall be a Business Day during the Revolving Loan Availability Period; and

(iii)     the location, account number, and other relevant wire transfer instructions for SPI’s account to which funds are to be disbursed.

(d)    Funding of Advances. Welund shall make each Advance on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon (P.S.T.), to the account of SPI as designated by it for such purpose in the request for Advance.

(e)    Termination and Reduction of the Commitments.

(i)   Scheduled Termination. Unless previously terminated, the Revolving Loan Commitments shall terminate at 5:00 p.m. (P.S.T.), on the last day of the Revolving Loan Availability Period.

(ii)   Voluntary Termination or Reduction. SPI may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that SPI shall not reduce or terminate the Revolving Loan Commitments if after giving effect to any concurrent prepayment of Advances, the Advances outstanding would exceed the total Revolving Loan Commitments.

(iii)   Notice of Voluntary Termination or Reduction. SPI shall notify Welund of any election to terminate or reduce the Revolving Loan Commitments under Section 3(e)(ii) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by SPI pursuant to this Section shall be irrevocable.

(iv)   Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent.

(f)     Repayment of Advances; Evidence of Debt.

(i)    Repayment. SPI hereby unconditionally promises to pay to Welund the aggregate outstanding principal amount of the Advances and accrued interest on the Maturity Date.

(ii)   Maintenance of Records by Welund. Welund shall maintain in accordance with its usual practice records evidencing the Advances to SPI resulting from each Advance, including the amounts of principal and interest payable and paid to Welund from time to time hereunder.

(iii)   Effect of Entries. The entries made by Welund in its records maintained pursuant to Section 3(f)(ii) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Welund maintain such records or any error therein shall not in any manner affect the obligation of SPI to repay the Advances in accordance with the terms of this Agreement.

(iv)   Promissory Notes. For each Advance, SPI shall prepare, execute and deliver to Welund a Note payable to Welund.

(g)    Prepayments.

(i)    Subject to the requirements of this Section, SPI shall have the right from time to time, on any Business Day, to prepay any Revolving Borrowings in whole or in part.

(ii)   SPI shall notify the President and Vice-President of Welund by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon (P.S.T.), three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the Advances to be prepaid, the prepayment date, and the principal amount of such Advance.

(h)    Interest.

(i)     Advances. Each Advance shall bear interest at a rate per annum equal to the Applicable Rate.

(ii)    Payment of Interest. Accrued interest on the Advances shall be payable on the Maturity Date.

4.    Representations and Warranties of SPI.

As a material inducement to Welund to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefore, SPI hereby makes the following representations and warranties, each of which (i) is material and is being relied upon by Welund as a material inducement to enter into this Agreement and (ii) is true at and as of the date hereof.

(a)    Authority. SPI has full power and authority to enter into and perform its obligations set forth in this Agreement and to borrow and repay Advances under this Agreement.

(b)    Compliance with Laws, Etc. The execution and delivery of this Agreement and the drawing of Advances hereunder does not and will not violate any requirement of law or any contractual obligation of SPI.

(c)    Defaults. SPI is not currently in default of any contractual obligation that would have a material adverse effect on SPI's business, assets or financial condition.

(d)    Litigation. There is no litigation, arbitration or other proceedings taking place, pending or to the knowledge of SPI threatened against SPI or any of its assets which questions the validity of this Agreement or the right of SPI to enter into it or to consummate the transactions contemplated hereby.

5.    Covenants.

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Advance and all fees payable hereunder shall have been paid in full, SPI covenants and agrees with Welund that promptly upon written request by Welund SPI shall deliver:

(a)    A certificate of a duly authorized financial officer of SPI certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(b)    Such other information regarding the operations, business affairs and financial condition of SPI, or compliance with the terms of this Agreement and the other Loan Documents, Welund may reasonably request.

6.    Use of Proceeds.

The proceeds of the Advances will be used for working capital.

7.    Miscellaneous.

(a)    Notices. Except as provided in Section 3(g)(ii), any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and shall be deemed to have been duly given on the earliest of (i) if delivered personally, the date when received, (ii) if transmitted by facsimile, the date upon receipt of a confirmation of receipt, (iii) if sent by e-mail, the date upon transmission, (iv) if sent by U.S. nationally recognized overnight courier service, the date of mailing, or (v) the date upon actual receipt by the party to whom such notice is required to be given. All such notices, requests, demands and other communications shall be addressed to the following addresses, unless written notice is provided to each of the parties identified below of a new address or contact delivered at least 30-days in advance:

If to Welund:	Welund Fund, Inc.
Attn: Steven Strasser, President
136 East South Temple, Suite 2112
Salt Lake City, Utah 84111
Fax: (801) 521-6325

If to SPI:	Solar Power, Inc.
Attn: Stephen C. Kircher, Chief Executive Officer
4080 Cavitt Stallman Road, Suite 100
Granite Bay, California 95746
Fax:	(916) 789-7411

and Copy to:	Bullivant Houser Bailey PC
Attn: David C. Adams, Esq.
1415 L Street, Suite 1000
Sacramento, CA 95814
Fax: (916) 930-2501

(b)    Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(c)    Entire Agreement. This Agreement, the attached Exhibits, Schedules, and other documents, including agreements entered into in connection herewith, supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

(d)    Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

(e)    Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

(f)     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, and in the event of any litigation or other dispute in connection with this Agreement or any of the exhibits attached hereto, the venue and jurisdiction shall be in Sacramento, California.

(g)    Delay; Waiver. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder. A waiver of an event shall not constitute a waiver of similar or subsequent events, unless expressly stated in a written amendment to this Agreement.

(h)    Costs and Attorneys' Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

(i)     Further Assurances, Etc. SPI will cooperate with Welund in order to effectuate the transactions contemplated by this Agreement and, in that regard, will execute and deliver such instruments, documents and further assurances as Welund from time to time may reasonably request.

(j)     Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties.

(k)    Assignment. Neither this Agreement nor any right pursuing hereto or interest herein shall be assignable by either of the parties hereto without the prior written consent of the other party hereto.

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IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

WELUND FUND, INC.

By	/s/ Steve Strasser
Steve Strasser, President

SOLAR POWER, INC.

By	/s/ Glenn Carnahan
Glenn Carnahan, Chief Financial Officer

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

Sacramento, California
$__________	September ___2006

This Secured Promissory Note (this "Note") is made and delivered pursuant to that certain Credit Facility Agreement dated as of September __, 2006 between Solar Power, Inc., a California corporation (“Borrower”) and Welund Fund, Inc., a Nevada corporation (“Lender” or “Holder”), as such may be amended from time to time (the "Credit Agreement"). Unless otherwise defined herein, all capitalized terms used in this Note shall have the same meanings that are given to such terms in the Credit Agreement, the terms of which are incorporated into this Note by reference.

1.    Obligation. The Borrower hereby promises to pay to the order of Lender or Holder on or before the Maturity Date, at Lender's principal place of business, or at such other place as Holder may direct, the principal sum of TWO MILLION Dollars ($2,000,000.00) or so much thereof as may be advanced and outstanding, together with all interest accrued on unpaid principal, to be computed on each Advance from the date of its disbursement to Borrower, at a rate equal to eight percent (8%) simple interest per annum, as provided in the Credit Agreement. The outstanding principal amount of this Note, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. The outstanding unpaid principal balance of this Note at any time shall be the total principal amounts advanced hereunder by Holder less the amounts of payments of principal made hereon by Borrower, which balance may be endorsed hereon from time to time by Holder in accordance with Section 2.

2.    Recording Advances and Payments. Holder is authorized to record on Schedule A hereto, and on any continuation(s) of such Schedule that may be attached to this Note: (a) the date and principal amount of each Advance by Lender under the Credit Agreement; and (b) the date and amount of each payment or prepayment of principal and/or accrued interest of any Advance; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed on Schedule A; provided however, that any failure to record such information on such Schedule or continuation thereof will not in any manner affect the obligations of Borrower to make payments of principal and interest in accordance with the terms of this Note. Holder will promptly provide Borrower with a copy of each recordation made by Holder on Schedule A attached hereto.

3.    Security. This Note is subject to a Security Agreement executed September ___, 2006 between Lender as the Secured party and Borrower as Debtor.

4.    Prepayment. Prepayment of unpaid principal and/or interest due under this Note may be made at any time without penalty as specified in the Credit Agreement. Unless otherwise agreed in writing by Holder, all payments will be made in lawful tender of the United States and will be applied (a) first, to the payment of accrued interest, and (b) second, (to the extent that the amount of such prepayment exceeds the amount of all such accrued interest), to the payment of principal.

5.    Default, Acceleration of Obligation. Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any Event of Default (as defined in the Credit Agreement or the Security Agreement) not otherwise remedied pursuant to the terms of the Credit Agreement or the Security Agreement.

6.    Remedies on Default; Acceleration. Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, the Credit Agreement and Security Agreement, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

7.    Waiver and Amendment. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. Except as provided below with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

8.    Waiver of Borrower. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and Holder.

9.    Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

10.     Severability; Headings. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

11.     Jurisdiction; Venue. Borrower, by its execution of this Note, hereby irrevocably submits to the in personal jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in Sacramento, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

12.     Assignment. This Note is not assignable by Holder without the written consent of Borrower. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, merger or otherwise.

13.     Credit Agreement and Security Agreement. This Note incorporates by reference all the provisions of the Credit Agreement and the Security Agreement, including but not limited to all provisions contained therein with respect to Events of Default, waivers, remedies and covenants, and the description of the benefits, rights and obligations of each of Borrower and Holder under the Credit Agreement and the Security Agreement.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note effective as of the date first above written.

SOLAR POWER, INC.

/s/ Glenn Carnahan
Glenn Carnahan, Chief Financial Officer

SCHEDULE A

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Notation Made By

EXHIBIT B

SECURITY AGREEMENT